EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in Post Effective Amendment
No. 6 to the Registration Statement of AIG All Ages Funds, Inc. on Form
N-1A (File No. 33-91174) (the "Regustration Statement") of our reported dated September 11, 1995 on our audit of the financial statement of AIG Children's World Fund-2005 which is included in Post Effective Amendment No. 5 to the Registration Statement, and we consent to the incorporation by reference in the Registration Statement of our report dated September 11, 1995 on our audit of the financial statement of First Global Equity Portfolio which is included in Post Effective Amendment No. 5 Registration Statement, and we consent to the incorporation by reference in the Registration
Statement of our report dated February 23, 1996 on our audit of the financial statements of American International Group, Inc. which is incorporated by reference in Post Effective Amendment No. 5.


                                         COOPERS & LYBRAND L.L.P.


New York, New York
October 11, 1996